EXHIBIT 3.50
BY-LAWS
OF
ALCOA PACKAGING MACHINERY, INC.
ARTICLE I
GENERAL PROVISIONS
     Section 1. Offices. The registered office of the company shall be located in the state of Delaware. The company may also have offices at such other locations as the business of the company may require.
     Section 2. Fiscal Year. The fiscal year of the company shall end on the 31st day of December.
     Section 3. Stock Certificates. Stock certificates shall be in such form as the board of directors shall from time to time approve. Each certificate shall be signed by the president or a vice president and by the treasurer or secretary, and shall be sealed with the corporate seal.
     Section 4. Amendments. The board of directors shall have the power to make, amend or repeal the by-laws of the company, and the stockholders also shall have the power to make, amend or repeal the by-laws of the company.
ARTICLE II
STOCKHOLDERS’ MEETINGS
     Section 1. Place of Meetings. Meetings of the stockholders of the company shall be held at the principal office of the company or at such other place as may be designated in the notice of the meeting or duly executed waivers of notice thereof.
     Section 2. Annual Meeting. The annual meeting of the stockholders shall be held at the time and place specified by the board of directors, or at such other time or at such other place as may be designated in the notice of the meeting or duly executed waivers of notice thereof.
     Section 3. Special Meeting. A special meeting of the stockholders may be called by the president, by the board of directors or by stockholders entitled to cast at least one- fifth of the votes which all stockholders are entitled to cast at the particular meeting.
     Section 4. Notice. Written notice of the time and place of each meeting of the stockholders, and in the case of a special meeting the purpose or purposes thereof, shall be given to each stockholder of record either in person or by mail to the record address of the stockholder, not less than ten nor more than sixty days before the meeting. Such notice shall be given by the president or the secretary, except that if stockholders called the meeting the notice shall be given by such stockholders.
     Section 5. Chairman of Meeting. All meetings of the stockholders shall be called to order and presided over by the chairman of the board, or in the absence of the chairman of the board, by the president, or in the absence of both, by the vice president present having the most seniority in that position, or if none of these be present, by a chairman elected by the stockholders present.
     Section 6. Quorum. The holders of a majority of the shares entitled to vote, present in person or by proxy, shall constitute a quorum for the transaction of business at a meeting of the stockholders. The stockholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If at any meeting a quorum shall not be present, a majority vote of the shares represented may adjourn the meeting from time to time for up to 30 days until a quorum shall be present.
     Section 7. Voting. Each question shall be decided by the vote of a majority of the shares represented at any duly organized meeting of the stockholders and entitled to vote on such question, unless otherwise specially provided by law.
ARTICLE BI
BOARD OF DIRECTORS
     Section 1. Number. The board of directors is hereby authorized to fix the number of the directors, from time to time, without a vote of the stockholders. Notwithstanding the foregoing, upon any annual election by the stockholders of a number of directors different than that in effect immediately prior to such election, the number of the directors shall automatically be increased or decreased to the number so elected.
     Section 2. General Powers. The board of directors shall have power in general to manage the business and affairs of the company consistent with the law, the Certificate of Incorporation of the company and these by-laws, and may from time to time adopt such regulations regarding the powers, duties and compensation of the respective officers, assistant officers and agents and the conduct of the company’s business as the board may deem proper and expedient.
     Section 3. Election. At each annual meeting of the stockholders, the stockholders. shall elect directors each of whom shall hold office until the next annual meeting of the stockholders and until the successor to such director shall have been elected and qualified, except in the case of earlier death, resignation or removal.
     Section 4. Vacancies. Any vacancies in the board of directors, including those resulting from an increase in the number of directors, may be filled by the remaining directors, though less than a quorum.
     Section 5. Regular Meetings. The board of directors may specify from time to time that regular meetings shall be held.
     Section 6. Special Meetings. Special meetings of the board of directors may be called by the chairman of the board, the president, the secretary or any two directors.
     Section 7. Notice. Notice of each special meeting of the board of directors, setting forth the time, place, and purpose or purposes of the meeting, shall be given by letter, telegram or other writing deposited in the United States mail or with a telegraph office for transmission not later than during the third day immediately preceding the day for such meeting, or by word of mouth, telephone or other oral means, received not later than during the second day immediately preceding the day for such meeting.
     Section 8. Quorum. A majority of the directors in office shall be necessary to constitute a quorum for the transaction of business at a meeting of the board of directors, provided that at least one-third of the total number of directors shall be necessary to constitute a quorum. If at any meeting a quorum shall not be present, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present.

     Section 9. Voting. The acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the board of directors.
     Section 10. Committee Meetings. A majority of the members of any committee of the board of directors shall constitute a quorum for the transaction of business by such committee, and the acts of a majority of the committee members present at a meeting at which a quorum is present shall be the acts of the committee; provided, however, that in the absence or disqualification of any member of any such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.
     Section 11. Participation by Conference Telephone. One or more directors may participate in a meeting of the board or of a committee of the board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.
ARTICLE IV
GENERAL MEETING PROVISIONS
     Section 1. Waiver of Notice. A written waiver of notice of a meeting, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, or the purpose of, any meeting of the stockholder, directors, or members of a committee of directors need be specified in any written waiver of notice thereof. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transactions of any business because the meeting is not lawfully called or convened.
     Section 2. Action by Written Consent. Any action required or permitted to be taken at any meeting of the stockholders or of the board of directors or a committee thereof may be taken without a meeting if all stockholders or members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed by the secretary with the minutes of proceedings of the stockholders, board or committee.
ARTICLE V
OWICERS
     Section 1. Election. The board of directors shall elect a president, a secretary and a treasurer, and may elect a chairman of the board, one or more vice presidents, a controller, and such other officers and assistant officers as the board may deem appropriate. The board of directors may also, from time to time, elect such other officers and assistant officers and appoint such agents as it may deem appropriate.
     Section 2. Term of Office. Each officer and assistant officer shall hold office for such term as the board of directors shall specify, except in the case of earlier death, resignation or removal. Any officer or assistant officer may be removed, with or without cause, at any time by the vote of a majority of the members of the board then in office.
     Section 3. Chairman of the Board. The chairman of the board shall preside at all meetings of the board of directors at which such chairman is present.
     Section 4. President. The president shall be the chief executive officer and shall, in general, perform all duties incident to the office of president, and shall be a member ex officio of all committees of management appointed by the president. In the absence of the chairman of the board, the president shall preside at meetings of the board of directors.
     Section 5. Vice Presidents. Each vice president shall have such powers and perform such duties as the president may from time to time delegate to such vice president, except as otherwise determined by the board of directors.
     Section 6. Secretary. The secretary shall attend meetings of the stockholders and the board of directors, shall keep minutes thereof in suitable books, and shall send out all notices of meetings as required by law or these by-

laws. The secretary shall be ex officio an assistant treasurer. The secretary shall, in general, perform all duties incident to the office of secretary.
     Section 7. Treasurer. The treasurer shall receive all money paid to the company and keep or cause to be kept accurate accounts of all money received or payments made in books kept for that purpose. The treasurer shall deposit all money received by him in the name and to the credit of the company in such bank or other place or places of deposit as the board of directors or any officer or assistant officer of the company duly authorized by the board of directors shall designate. The treasurer shall be ex officio an assistant secretary. The treasurer shall, in general, perform all duties incident to the office of treasurer.
     Section 8. Controller. The controller shall be responsible for the implementation of accounting policies and procedures, the installation and supervision of all accounting records, including the preparation and interpretation of financial statements, the compilation of production costs and cost distributions and the taking and valuation of physical inventories. The controller shall also be responsible for the maintenance of adequate records of authorized appropriations and the approval for payment of all checks and vouchers. The controller shall, in general, perform all duties incident to the office of controller.
     Section 9. Assistant Officers. Each assistant officer shall have such powers and. perform such duties as may be delegated to such assistant officer by the officer to whom such assistant officer is an assistant or, in the absence or inability to act of such officer, by the officer to whom such officer reports or by the president.
     Section 10. Signing and Endorsing Checks, etc. The treasurer or any assistant treasurer, and any other person or persons who shall be designated by or in accordance with a procedure adopted by the board of directors, shall have the power, in the name and on behalf of the company, (a) to sign checks, vouchers and drafts, and (b) to endorse for collection all checks and other negotiable instruments.
     Section 11. Signing Notes, Contracts, etc. Unless otherwise provided by resolution of the board of directors, no note, contract or other document binding the company, shall be executed for and on behalf of the company except by the signature of the chairman of the board, the president or a vice president and the attestation of the secretary, an assistant secretary, the treasurer or an assistant treasurer.

ARTICLE VI
INDEMNIFICATION
     Section 1. Indemnification Granted. Every person who is or was a director, officer or employee of the Company or of any other corporation, partnership, joint venture, trust or other enterprise which such person serves or served as such at the request of the Company (hereinafter referred to as an “eligible person”) shall in accordance with this Article VI, but not if prohibited by law, be indemnified by the Company as hereinafter provided against reasonable expense and any liability paid or incurred by such person in connection with or resulting from any claim in which such person may be involved, as a party or otherwise, by reason of such person’s being or having been a director, officer or employee of the Company or such other enterprise, whether or not such person continues to be such at the time such liability or expense shall have been paid or incurred.
     Section 2. Certain Definitions. As used in this Article VI, the term “claim” shall mean any threatened or actual claim, action, suit or proceeding (whether brought by or in the right of the Company or such other enterprise or otherwise), whether civil, criminal, administrative or investigative; the term “expense” shall mean counsel fees and disbursements and all other expenses (except any liability) incurred in connection with any claim; and the term “liability” shall mean amounts of judgments, fines or penalties against, and amounts paid in settlement by, an eligible person with respect to any claim.
     Section 3. Expense Reimbursement to the Extent Successful. Any eligible person who has been wholly successful, on the merits or otherwise, with respect to any claim shall be reimbursed by the Company for such person’s reasonable expense. Any eligible person who has been partially successful shall be proportionately reimbursed by the Company for such person’s reasonable expense.
     Section 4. Indemnification Where Not Wholly Successful. Any eligible person who has been partially unsuccessful and any other eligible person not described in Section 3 of this Article VI shall be reimbursed by the Company for such person’s reasonable expense and for any liability if a Referee shall deliver to the Company the written finding of such Referee that such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company, and in addition with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct of such person was unlawful. Where such person is found by the Referee to have met the foregoing standards of conduct with respect to one or more but not all the claims made against such person, such person shall be entitled to indemnification for such expense and liability in such proportion as the Referee shall determine. The termination of any claim by judgment, order, settlement (whether with or without court approval), adverse decision, or conviction after trail or upon a plea of guilty or of nolo contendere or its equivalent, shall not of itself create a presumption that an eligible person did not meet the foregoing standards of conduct. The person claiming indemnification shall, at the request of the Referee, appear before the Referee and answer questions which the Referee deems relevant and shall be given ample opportunity to present to the Referee evidence upon which such person relies for indemnification; and the Company shall at the request of the Referee, make available to the Referee facts, opinions or other evidence in any way relevant for the Referee’s finding which are within the possession or control of the Company. As used in this Article VI, the term “Referee” shall mean independent legal counsel (who may be regular independent legal counsel of the Company), or other disinterested person or persons, selected to act as such hereunder by the board of directors of the Company, whether or not a disinterested quorum exists.
     Section 5. Advancement of Expenses. Any expense incurred with respect to any claim may be advanced by the Company prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that such recipient is not to be indemnified under this Article VI.
     Section 6. Article VI Not Exclusive; Survival of Rights. The rights of indemnification provided in this Article VI shall be in addition to any rights to which any eligible person may otherwise be entitled by contract or as a matter of law; and in the event of such person’s death, such rights shall extend to the heirs and legal representatives of such person.